UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

 Patriot Scientific Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carlsbad Corporate Plaza 6183 Paseo Del Norte, Suite 180 Carlsbad, CA 92011
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (760) 547-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Patriot Scientific Corporation (the “Company”) held its 2010 Annual Meeting on January 19, 2011.  Out of 407,986,878 shares of our Common Stock (as of the record date of November 23, 2010) entitled to vote at the Annual Meeting, there were 309,098,664 shares present in person or represented by proxy, representing 75.76% of the total outstanding shares of our Common Stock entitled to vote.  At the Annual Meeting, the Company’s stockholders voted on and approved each of the following three proposals.  The final voting results of each proposal are set forth below.

Proposal No. 1: Election of the Board of Directors to serve until the Company’s 2011 Annual Meeting of Stockholders.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Carlton M. Johnson, Jr.	37,925,472	86,867,460	184,305,732
Gloria H. Felcyn	40,662,929	84,130,003	184,305,732
Clifford L. Flowers	40,289,998	84,502,934	184,305,732

Proposal No. 2:  To ratify management’s selection of KMJ Corbin & Company LLP as our independent auditors.

Votes For	Votes Against	Abstain	Broker Non-Votes
206,090,054	55,492,598	47,516,012	-

Proposal No. 3 – Stockholder proposal requesting that our Board of Directors amend our charter documents to provide for the election of directors by majority vote.

Votes For	Votes Against	Abstain	Broker Non-Votes
98,207,137	23,659,076	2,926,719	184,305,732

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation

Date: January 25, 2011	By: /s/ Clifford L. Flowers
Clifford L. Flowers
Chief Financial Officer

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